Exhibit 10.17

EXECUTIVE EMPLOYMENT AGREEMENT

Dated as of July 1, 2019

Between

CANIVATE GROWING SYSTEMS LTD.
(the "Company")

and

Richard Wong
(the "Executive")

ORIGINAL

RECEIVED
Aug 08 [illegible]

TABLE OF CONTENTS

EXECUTIVE EMPLOYMENT AGREEMENT

This Agreement is dated as of the 1st day of July, 2019, between

CANIVATE GROWING SYSTEMS LTD., a company incorporated pursuant to the laws of the Province of British Columbia, Canada with an address at #500, 1112 West Pender Street, Vancouver, British Columbia V6E 2S1

(the "**Company**")

and

Richard Wong with an address at 2627 Kitchener St., Vancouver, British Columbia V5K 3C9

(the "**Executive**")

RECITALS

A. The Company is in the business of developing its Canivate cultivation facilities business that involves the building and licensing of the Canivate cultivation facilities to licensed cannabis cultivators for the cultivation of cannabis.

B. The Executive is the **Chief Financial Officer** of the Company.

C. The Company and the Executive wish to enter into this Agreement pursuant to which the Executive will be employed as the **Chief Financial Officer** of the Company on the terms and conditions set forth in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, **THE PARTIES AGREE AS FOLLOWS:**

ARTICLE 1–TERM

Section 1.1 Indefinite Term

The term of the Executive's employment by the Company under this Agreement is indefinite and commenced on **July 1, 2019.** and shall thereafter continue unless and until such employment is earlier terminated by either party as hereinafter provided. For purpose of this Agreement, the Effective Date is deemed to be July 1, 2019.

ARTICLE 2- TITLE, SERVICES, REPORTING AND DUTIES

Section 2.1 Title and Services

(1) The Executive will continue to perform the duties and responsibilities normally and reasonably associated with the office of **Chief Financial Officer** which will include, without limitation, those services set out in Schedule "A" (collectively, the "**Services**").

(2) The Executive's shall be employed to provide the Services on a full-time basis.

(3) The Executive agrees that the Executive's duties and responsibilities may be modified as mutually agreed to by the Parties, each acting reasonably.

(4) The Executive will report to the board of directors of the Company (the "**Board**") and the CEO, and will undertake and perform the Services.

Section 2.2 Conditions

The Executive's employment under this Agreement is generally conditional upon the Executive maintaining any required regulatory approvals for his involvement as a public company officer with any stock exchange, securities commission or like authority; remaining a person of good repute; and, if applicable, maintaining, in good standing, his professional qualification.

Section 2.3 Subsidiaries

The Executive will perform the Services on behalf of the Company and its subsidiaries. Accordingly, in this Agreement, the term "**the Company**" means the Company and all of its subsidiaries.

[*In the event that the Company is acquired (either directly or through a series of transactions) by a publicly traded company (a "**Pubco**") in connection with a going public transaction (a "**Going Public Transaction**"), the Company will be deemed to include the Pubco or any successor organizations.*]

Section 2.4 Duties

(1) The Executive acknowledges that, as a senior officer of the Company, the Executive will owe a fiduciary duty to the Company.

(2) The Executive will also:

(a) devote full-time effort and attention to the business and affairs of the Company;

(b) perform the Services in a competent and efficient manner and in a manner consistent with the Executive's fiduciary obligations to the Company as an executive officer thereof and in compliance with all reasonable Company policies of which the Executive is made aware, and will carry out all lawful instructions and directions from time to time given to the Executive in relation to the performance of the Services;

(c) use all commercially reasonable efforts to promote the interests and goodwill of the Company;

(d) comply with all Company policies and codes of business ethics, as adopted by the Board from time to time, including the Company's confidentiality and insider trading policies;

(e) in the event of a Going Public Transaction, act as **Chief Financial Officer** or an equivalent officer of Pubco, as requested by the Board; and

(f) not undertake any other business or occupation or become a director or officer, employee or agent of any other company, firm, society or person without prior written approval of the Board of Directors.

(3) The Executive warrants that the Executive shall perform the Services and conduct his other activities in a manner which is lawful and reputable and which is designed to bring good repute to the Company, the Company's business interests and the Executive. In particular, and in this regard, the Executive specifically agrees to provide the Services in a sound and professional manner consistent with performance quality standards of the industry and otherwise in accordance with the terms of this Agreement. In the event that the Board of Directors has a reasonable concern that the Services as performed by the Executive are being conducted in a way contrary to law or are reasonably likely to bring disrepute to the business interests or to the Company's or the Executive's reputation, the Company may require that the Executive make such alterations in the Executive's activities, as the Board of Directors may reasonably require in its sole and absolute discretion to the extent necessary to address such reasonable concerns.

(4) The Executive will not knowingly breach, and will take all reasonable steps to inform himself about compliance with, all Canadian and foreign laws, whether federal, provincial or state, applicable to the Executive's respective duties and obligations hereunder. In particular, the Executive acknowledges the application of securities laws and his status as an "insider" as defined by such laws in connection with the trading in the Company's stock and dealing with its confidential information.

ARTICLE 3- PLACE OF EMPLOYMENT

Section 3.1 Vancouver Based

The Executive will provide Services based from the Company's Vancouver offices, but understands some travel may be necessary to where the Company currently or may in the future conduct business to the extent reasonably required to perform the Services.

ARTICLE 4- COMPENSATION AND BENEFITS

Section 4.1 Base Salary

The Executive shall receive an annual base salary of C$ 236,500 as it may be adjusted from time to time in accordance with this Agreement (the "**Base Salary**"). All such Base Salary will be due and payable by the Company to the Executive pro rata on a semi-monthly basis in arrears, net of applicable statutory deductions, in a manner consistent with the general payroll practice of the Company, or at such other time and in such other manner as the Executive and the Company may agree, from time to time.

Section 4.2 Increase in Base Salary

The Company will review, at least annually, the Base Salary payable to the Executive from time to time during the continuance of this Agreement. The Company may, in its discretion, increase (but not decrease) the Base Salary depending on the Executive's performance of the Services and having due regard to the financial circumstances of the Company.

Section 4.3 Performance Bonuses

The Executive may receive, but is not guaranteed, an annual cash bonus of up to 100% of base salary based on performance targets established by the Board from time to time (the "**Bonus**"), provided that the setting of performance targets and the grant of any Bonus is at the sole discretion of the Board.

Section 4.4 Stock Options

The Executive will be eligible to participate in the Company's stock option plan, as in effect from time to time, including any stock option plan of Pubco in the event of a Going Public Transaction (the "**Stock Option Plan**"). All grants of stock options made to the Executive will be made in accordance with and subject to the terms of the Stock Option Plan (including after applicable blackout periods) and subject to approval of the Board and any stock exchange on which the Company's shares (or Pubco's shares) are traded. The grant of any stock options will be made at the discretion of the Board in accordance with the terms of the Stock Option Plan. The Executive acknowledges that the Board will be entitled to impose vesting conditions in connection with any grant of options.

Upon commencement of the Executive's role as Chief Financial Officer of the Company on a consulting basis, the Executive was initially granted options to purchase 100,000 common shares of the Company at a price of $0.35 per share, on the understanding that the number of options would be increased to 300,000 options exercisable at a price of $0.35 per share upon formalization of the Executive as the permanent Chief Financial Officer of the Company, which is effective as of the date of this employment contract and subject to vesting provisions as determined by the Board of Directors.

Section 4.5 Group Insurance and Health Benefits

The Executive will be eligible to participate in, and the Company will pay the premiums in respect of, any group medical and dental insurance, health, extended health, life, long-term disability, and accidental death and dismemberment insurance and pension plans applicable to the executives of the Company from time to time (together, the "**Benefits**"). Entitlement to the Benefits under any plan shall be determined by the plan carrier in accordance with the terms and conditions of such plan.

Section 4.6 Payment of Compensation and Status as a Taxable Employee

It is hereby also acknowledged and agreed that the Executive will be classified as a taxable employee of the Company for all purposes, such that all compensation which is provided by the Company to the Executive under this Agreement, or otherwise, will be calculated and payable on a net basis for which all required statutory taxes will first be deducted by the Company and remitted on behalf of the Executive to all applicable taxation authorities in each instance.

ARTICLE 5- ANNUAL VACATION

Section 5.1 Period

The Executive will be entitled to four(4) weeks of paid vacation during each calendar year, to be taken at a time or times that are approved by the Company, taking into account the operational requirements of the Company and the need for timely performances of the Services. The Executive will also generally be entitled to all statutory holidays, though the performance of the Services may require that the Executive work on such days, for which the Executive will not be compensated or given time in lieu thereof. Unused vacation may not be carried over for more than twelve months after the completion of each fiscal year.

ARTICLE 6- EXPENSES

Section 6.1 Reimbursement of Expenses

The Company will reimburse the Executive for all pre-approved and reasonable travel (other than auto) and other out-of-pocket expenses incurred by the Executive directly related to the performance of the Services (collectively, the "**Expenses**"). The Executive will account for such Expenses in accordance with the policies and directions provided by the Company from time to time.

ARTICLE 7- TERMINATION

Section 7.1 Definitions

In this Agreement:

(a) "**Just Cause**" means any material breach of this agreement and any act, omission, behaviour, conduct or circumstance of the Executive that constitutes just cause for dismissal of the Executive at common law, including an act involving gross negligence, or wilful misconduct, commission or a felony, becoming bankrupt, or any material omission in the performance of Services, or the doing or condoning any unlawful or manifestly improper act; and

(b) "**Change In Control**" means either: (i) a merger or acquisition in which the Company is not the surviving entity; except for a transaction the principal purpose of which is to change the incorporating jurisdiction of the Company; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; or (iii) any other corporate reorganization or business combination in which 50% or more of the outstanding voting stock of the Company is transferred, or exchanged through merger, to different holders in a single transaction of the Company or in a series of related transactions completing within 12 months. For the purposes of this Agreement, Change of Control" does not include a Going Public Transaction.

(c) "**Constructive Dismissal**" includes, but shall not be limited to a demotion in either title or within the Company organizational structure or a change in the duties of the Executive, any changes in the fundamental terms of this Agreement without the consent of the Executive and to the detriment of the Executive.

(d) "**Effective Date of Termination**" means the date on which this Agreement has been terminated in accordance with the terms set forth herein.

Section 7.2 Termination by the Company for Just Cause

(1) The Company may terminate the employment of the Executive under this Agreement summarily, without any notice or any payment in lieu of notice, for Just Cause.

(2) The Executive acknowledges that the Company's stock option plan provides for immediate termination of any unexercised Stock Option, even if vested, upon dismissal for Just Cause.

Section 7.3 Voluntary Termination by the Executive

The Executive may terminate the Executive's employment under this Agreement for any reason by providing not less than 30 calendar days' notice in writing to the Company; provided, however, that the Company may waive or abridge any notice period specified in such notice in its sole and absolute discretion.

Section 7.4 Death of the Executive

The employment of the Executive will terminate upon the death or determination of the permanent disability of the Executive which renders performance of the Services contemplated hereby impossible.

Section 7.5 No Payments in Certain Events

Upon either:

(a) termination for Just Cause in accordance with Section 7.2 herein; or

(b) by the voluntary termination of employment by the Executive in accordance with Section 7.3 herein,

the Executive will be entitled to compensation earned by the Executive before the Effective Date of Termination calculated pro rata up to and including the Effective Date of Termination, reimbursement of any outstanding expenses as of the Effective Date of Termination and any outstanding Vacation pay as of the Effective Date of Termination but will not be entitled to any severance or other payments under this Agreement or otherwise.

Section 7.6 Payments in the Event of Termination by Company Without Just Cause

The Company will, if it elects for convenience to terminate the employment of the Executive, or if there is Constructive Dismissal of the Executive, provide the Executive with the following as soon as practicable following the Effective Date of Termination:

(a) payment of the total of:

   (i) severance in lieu of notice equal to six months of the then Base Salary only;

   (ii) any outstanding Vacation pay as at the Effective Date of Termination; and

   (iii) any outstanding Expenses as at the Effective Date of Termination;

(b) maintain the Executive's then Group Benefits for three months from the Effective Date of Termination;

(c) subject to the Company's then stock option plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over the Company, allow for the Executive to then exercise any unexercised and fully vested portion of the Stock Option on the Effective Date of Termination at any time during 30 calendar days from the Effective Date of Termination.

Section 7.7 Payments in the Event of Termination upon a Change in Control

If at any time within 12 months after the occurrence of a Change of Control either (i) the Company terminates the Executive's employment without Just Cause, or (ii) the Executive terminates the Executive's employment as a result of a Constructive Dismissal, the Company will as soon as practicable following the Effective Date of Termination:

(a) pay the total of:

(i) severance in lieu of notice equal to twelve months of the then Base Salary only;

(ii) any outstanding Vacation pay as at the Effective Date of Termination; and

(iii) any outstanding Expenses as at the Effective Date of Termination;

(b) maintain the Executive's then Group Benefits for a period of three months from the Effective Date of Termination;

(c) subject to the Company's then stock option plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over the Company, allow for the Executive to then exercise any unexercised and fully vested portion of the Stock Option on the Effective Date of Termination at any time during 90 calendar days from the Effective Date of Termination.

Section 7.8 Executive to Provide Release and Resignation

As of the Effective Date of Termination and so soon thereafter as practicable and as a condition of receiving payments provided for under this Agreement upon termination, the Executive will execute and deliver to the Company a full and final release of the Company, in the form which shall be in a the form mutually agreed upon within 15 days of the Effective Date of this Agreement, in respect of the Executive's employment under this Agreement and otherwise against payments of amounts due the Executive hereunder. The Executive will concurrently provide a written resignation from any office held in the Company or any affiliate as of Effective Date of Termination.

Section 7.9 Manner of Payment

The Company may, in its sole and absolute discretion, pay the amounts referred to in Section 7.5, Section 7.6 and Section 7.7 herein either in a manner consistent with the general payroll practice of the Company over the course of the relevant time period or in a lump sum payment within seven business days after receipt by the Company of the executed full and final release referred to in Section 7.8 herein.

Section 7.10 Return of Assets and Documents

All documents and materials in any form or medium and including, but not limited to, files, forms, brochures, books, correspondence, memoranda, manuals and lists (including lists of customers, suppliers, products and prices), all equipment and accessories and again including, but not being limited to, leased automobiles, computers, computer disks, software products, cellular phones and personal digital assistants, all keys, building access cards, parking passes, credit cards, and other similar items pertaining to the business of the Company that may come into the possession or control of the Executive, will at all times remain the property of the Company and, on termination of the Executive's employment for any

reason, the Executive will promptly deliver to the Company all property of the Company in the possession of the Executive or directly or indirectly under the control of the Executive, and will not reproduce or copy any such property or other property of the Company.

ARTICLE 8- CONFIDENTIALITY

Section 8.1 Confidential Information

(1) The Executive acknowledges that:

(a) the Executive may, during the course of employment with the Company, acquire information which is confidential in nature or of great value to the Company and its subsidiaries including, without limitation, matters or subjects concerning its business plan, corporate assets, cost and pricing data, customer listing, financial reports, formulae, inventions, know-how, marketing strategies, products or devices, research and development projects and findings, computer programs, suppliers, and trade secrets, whether in the form of records, files, correspondence, notes, data, information, or any other form, including copies or excerpts thereof (collectively, the "**Confidential Information**"); the disclosure of any of which to competitors, customers, clients or suppliers of the Company, unauthorized personnel of the Company or to third parties would be highly detrimental to the best interests of the Company; and

(b) the right to maintain the confidentiality of Confidential Information, and the right to preserve the Company's goodwill, constitute proprietary rights which the Company is entitled to protect.

(2) The Executive will, while employed with the Company and at all times thereafter:

(a) hold all Confidential Information that the Executive receives in trust for the sole benefit of the Company and in strictest confidence;

(b) protect all Confidential Information from disclosure and will not take any action that could reasonably be expected to result in any Confidential Information losing its character as Confidential Information, and will take all reasonable lawful action necessary to prevent any Confidential Information from losing its status as Confidential Information; and

(c) neither, except as required in the course of performing duties and responsibilities under this Agreement, directly or indirectly use, publish, disseminate or otherwise disclose any Confidential Information to any unauthorized personnel of the Company or to any third party, nor use Confidential Information for any purpose other than the purposes of the Company, without the prior written consent of the Company, which consent may be withheld in the Company's sole and absolute discretion.

(3) The restrictions on the Executive's use or disclosure of all Company Information, as set forth in this Article 8, shall continue following the expiration or termination of the Executive's employment with the Company regardless of the reasons for or manner of such termination.

(4) Notwithstanding Section 8.1(2) herein, the Executive may, if and solely to the extent required by lawful subpoena or other lawful process, disclose Confidential Information but, to the extent possible, shall first notify the Company of each such requirement so that the Company may seek an appropriate

protective order or waive compliance with the provisions of this Agreement. The Executive will co-operate fully with the Company at the expense of the Company in seeking any such protective order.

ARTICLE 9- NON-COMPETITION AND NON-SOLICITATION

Section 9.1 Non-Competition and Payments for Enforcement by the Company during Restricted Period

(1) The Executive acknowledges that the Executive's Services under this Agreement are of special, unique and extraordinary character which give the Executive value to the Company; the loss of which cannot adequately be compensated in damages or by an action at law. In addition to, and not in limitation of any other restrictive covenant which may be binding on the Executive, the Executive shall not anywhere in Canada, for a period equal to the length of time determined by severance in lieu of notice, after the termination of this Agreement (the "**Restricted Period**" herein) for any reason in any manner whatsoever:

(a) carry on, engage in, or be concerned with or interested in; or

(b) permit the Executive's name or any part thereof to in any manner whatsoever to be used or connected with any business that is, or any interest in any business that is,

or involves to any material degree, a business similar to the business carried on by and competitive to the business of the Company.

(2) The Executive agrees that:

(a) all restrictions contained in Section 9.1 herein are reasonable and valid in the circumstances and all defences to the strict enforcement thereof by the Company are hereby waived by the Executive;

(b) the remedy available to the Company at law for any breach by him of Section 9.1 herein will be inadequate and that the Company, on any application to a Court, shall be entitled to temporary and permanent injunctive relief against the Executive without the necessity of proving actual damage to the Company; and

(c) if the foregoing covenant is found to be unreasonable to any extent by a court of competent jurisdiction adjudicating upon the validity of the covenant, whether as to the scope of the restriction, the area of the restriction or the duration of the restriction, then such restriction shall be reduced to that which is in fact declared reasonable by such court, or a subsequent court of competent jurisdiction, requested to make such a declaration.

Section 9.2 Non-Solicitation

The Executive hereby agrees that the Executive will not, during the period commencing on the Effective Date hereof and ending one year following the termination or expiration of this Agreement for any reason, be a party to or abet any solicitation of employees, customers, clients, referral services, consultants or suppliers of the Company or any of its subsidiaries, to transfer business from the Company or any of its subsidiaries to any other person, or seek in any way to persuade or entice any employee of the Company or any of its subsidiaries to leave that employment or to be a party to or abet any such action.

ARTICLE 10- OWNERSHIP OF INTELLECTUAL PROPERTY

Section 10.1 Definitions

In this Agreement, "**Inventions**" means, collectively, all:

(a) discoveries, inventions, ideas, suggestions, reports, documents, designs, technology, methodologies, compilations, concepts, procedures, processes, products, protocols, treatments, methods, tests, improvements, work product and computer programs (including all source code, object code, compilers, libraries and developer tools, and any manuals, descriptions, data files, resource files and other such materials relating thereto) (collectively the "**Materials**"), and

(b) each and every part of the foregoing,

that are conceived, developed, reduced to practice or otherwise made by the Executive either alone or with others or, in any way, relate to the present or proposed programs, services, products or business of the Company, or to tasks assigned to the Executive in connection with the Executive's duties or in connection with any research or development carried on or planned by the Company, whether or not such Inventions are conceived, developed, reduced to practice or otherwise made during the Executive's employment or during regular working hours and whether or not the Executive is specifically instructed to conceive, develop, reduce to practice or otherwise make same.

Section 10.2 Exclusive Property

The Executive agrees that all Inventions, and any and all services and products which embody, emulate or employ any such Invention, shall be the sole property of the Company and all copyrights, patents, patent rights, trademarks, service marks, reproduction rights and all other proprietary title, rights and interest in and to each such Invention, whether or not registrable (collectively, the "**Intellectual Property Rights**"), shall belong exclusively to the Company.

Section 10.3 Work for Hire

For purposes of all applicable copyright laws to the extent, if any, that such laws are applicable to any such Invention or any such service or product, it shall be considered a work made for hire and the Company shall be considered the author thereof.

Section 10.4 Disclosure

The Executive will promptly disclose to the Company, or any persons designated by it, all Inventions and all such services or products.

Section 10.5 Assignment

The Executive hereby assigns and further agrees to, from time to time as such Inventions arise, assign to the Company or its nominee (or their respective successors or assigns) all of the Executive's right, title and interest in and to the Inventions and the Intellectual Property Rights without further payment by the Company.

Section 10.6 Moral Rights

The Executive hereby waives and further agrees to, from time to time as such Inventions arise, waive for the benefit of the Company and its successors or assigns all the Executive's moral rights in respect of the Inventions.

Section 10.7 Further Assistance

The Executive agrees to assist the Company in every proper way (but at the Company's expense) to obtain and, from time to time, at the Company's expense, enforce the Intellectual Property Rights and to the Inventions in any and all countries, and to that end will execute all documents for use in applying for, obtaining and enforcing the Intellectual Property Rights in and to such Inventions as the Company may desire, together with any assignments of such Inventions to the Company or persons designated by it. The Executive's obligation to assist the Company in obtaining and enforcing such Intellectual Property Rights in any and all countries shall continue beyond the termination of this Agreement.

Section 10.8 Representations and Warranties

The Executive hereby represents and warrants that as of the Effective Date of this Agreement and during the term of this Agreement, the Executive is subject to no contractual or other restriction or obligation that will in any manner limit the Executive's obligations under this Agreement or activities on behalf of the Company. The Executive hereby represents and warrants to the Company that the Executive has no continuing obligations to any person (a) with respect to any Invention or (b) that require the Executive not to disclose the same.

ARTICLE 11- ARBITRATION

Section 11.1 Matters for Arbitration

Except for matters of indemnity or in the case of urgency to prevent material harm to a substantive right or asset, the Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof. This provision shall not prejudice a Party from seeking a Court order or assistance to garnish or secure sums or to seek summary remedy for such matters as counsel may consider amenable to summary proceedings.

Section 11.2 Notice

It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than five business days' prior written notice of its intention to do so to the other Party together with particulars of the matter in dispute. On the expiration of such five business days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for herein. Except for matters of indemnity or in the case of urgency to prevent material harm to a substantive right or asset, the Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof. This provision shall not prejudice a Party from seeking a Court order or assistance to garnish or secure sums or to seek summary remedy for such matters as counsel may consider amenable to summary proceedings.

Section 11.3 Appointments

The Party desiring arbitration shall propose three arbitrators to the other Party. The other Party may choose one of these arbitrators to act as single arbitrator or propose alternatives. In case the parties cannot agree on a single arbitrator within 5 business days, The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for. If the other Party shall fail to appoint an arbitrator within five business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed in accordance with the provisions of the *British Columbia International Commercial Arbitration Act* (the "**Arbitration Act**"). Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act. The chairperson, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place for the purpose of hearing the evidence and representations of the Parties, and the chairperson shall preside over the arbitration and determine all questions of procedure not provided for by the Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

Section 11.4 Award

The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

ARTICLE 12- OTHER PROVISIONS

Section 12.1 Waivers and Amendments

This Agreement may be amended, modified, superseded, cancelled, renewed or extended, only by a written agreement between the Parties. Failure or delay by either Party to enforce compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition.

Section 12.2 Entire Agreement

This Agreement constitutes the entire understanding and agreement of the parties hereto concerning the subject matter hereof, and supersede all prior or contemporaneous written or oral understandings or agreements of the parties, and there are no other agreements or understandings between the parties.

Section 12.3 No Representation or Claims

The Executive agrees that the Executive has not been induced to enter into this Agreement by reason of any statement, representation, understanding or promise not expressly set out in this Agreement. The Executive has no claim against the Company arising from any Services provided by the Executive to the Company in any capacity prior to the effective date of this Agreement.

Section 12.4 Governing Law

The situs of this Agreement is Vancouver, British Columbia, Canada, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia, Canada, and the federal laws of Canada applicable thereto.

Section 12.5 Notices

Any notice or other communication or writing required or permitted to be given under this Agreement or for the purposes of this Agreement will be in writing and will be sufficiently given if delivered personally, or if feasible transmitted by facsimile transmission (with original to follow by mail) or other form of recorded communication, tested prior to transmission, to:

(a) if to the Company:

Canivate Growing Systems Ltd.
Suite 500
1112 West Pender Street
Vancouver, BC V6E 2S1
Attention : Ingo Mueller

E-mail : ingo.mueller@canivate.ca

(b) if to the Executive:

Richard Wong
2627 Kitchener St.
Vancouver, BC V5K 3C9

E-mail: rwong@cfo2go.ca

or to such other address as the Party to whom such notice is to be given will have last notified the Party giving the same in the manner provided in this section. Any notice so delivered will be deemed to have been given and received on the day it is so delivered at such address; provided that such day is not a Business Day (as herein defined) then the notice will be deemed to have been given and received on the Business Day next following the day it is so delivered. Any notice so transmitted by facsimile transmission, email or other form of recorded communication will be deemed to have been given and received on the day of its confirmed transmission (as confirmed by the transmitting medium), provided that if such day is not a Business Day then the notice will be deemed to have been given and received on the Business Day next following such day. "Business Day" means any day that is not a Saturday, Sunday or civic or statutory holiday in the Province of British Columbia, Canada.

Section 12.6 Assignment

The Executive may not assign this Agreement or any right or obligation under it.

Section 12.7 Survival

The obligations of Article 7, Article 8, Article 9, and Article 10 shall survive the termination of this Agreement.

Section 12.8 Severability

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect. The Parties agree to negotiate in good faith to agree to a substitute provision which shall be as close as possible to the intention of any invalid or unenforceable provision as may be valid or enforceable.

Section 12.9 Independent Legal Advice

The Executive acknowledges that the Company has recommended that the Executive obtain independent legal advice with respect to this Agreement, and that the Executive has had a reasonable opportunity to do so prior to executing this Agreement.

Section 12.10 Enurement

This Agreement will enure to the benefit of and will be binding upon the Parties and their respective heirs, executors, administrators and assigns.

Section 12.11 Further Assurances

The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to give full force and effect to this Agreement.

Section 12.12 Personal Information

The Executive acknowledges that the Company is obligated to comply with the British Columbia Personal Information Protection Act and with any other applicable legislation governing the collection, use, storage and disclosure of personal information. The Executive agrees to comply with all Company personal information protection policies and with other policies, controls and practices as they may exist, from time to time, in seeking to ensure that the Executive and the Company engage only in lawful collection, storage, use and disclosure of personal information. The Executive acknowledges that the Executive may be required by the Company to complete a TSXV form 2A (personal information) and have it notarized and delivered to the TSXV (or such other similar form as may be required by an applicable exchange).

Section 12.13 Captions

The headings, captions, article, section and subsection numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

Section 12.14 Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the Parties have executed this agreement as of the date inserted on page one with intended effect from the Effective Date.

CANIVATE GROWING SYSTEMS LTD.

By: ______________________

Name: Ingo Mueller
Title: CEO

Signed, Sealed and Delivered by **Richard Wong** in the presence of:

____
Witness (Signature)

EUGENE SYHO
Name (please print)

#500 - 1112 W. Pender Street
Address

Vancouver, BC
City, Province

ACCOUNTANT
Occupation

____
Richard Wong